Exhibit 10.1

Zep Inc.

SEVERANCE AGREEMENT

THIS AGREEMENT (the “Agreement”), made and entered into as of this 25th day of March 2014, by and between Zep Inc., a Delaware corporation (the “Company”), and Steven Nichols (the “Executive”).

WITNESSETH:

WHEREAS, Executive is a key employee of the Company and an integral part of the Company’s management; and

WHEREAS, the Company desires to provide Executive with certain benefits if Executive’s employment is terminated involuntarily under certain circumstances; and

WHEREAS, the Agreement is not intended to provide for the deferral of compensation within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), but rather, is intended to satisfy the short-term deferral exemption under Treasury Regulation (“Treas. Reg.”) §1.409A-1(b)(4) and/or the separation pay exemption under Treas. Reg. §1.409A-1(b)(9); and

NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

1.                                      TERM OF AGREEMENT

Unless earlier terminated as hereinafter provided, this Agreement shall commence on the date hereof and shall be for a rolling, two-year term (the “Term”) and shall be deemed to extend automatically, without further action by either the Company or Executive, each day for an additional day, such that the remaining term of the Agreement shall continue to be two years; provided, however, that either party may, by written notice to the other, cause this Agreement to cease to extend automatically and, upon such notice, the “Term” of this Agreement shall be the two-year period following the date of such notice, and this Agreement shall terminate upon the expiration of such Term; provided, further, that in the event of a Change in Control (as defined in Section 2.3 below), the Term of this Agreement shall not expire prior to the expiration of three (3) years after the occurrence of a Change in Control.  This Agreement shall not be considered an employment agreement and in no way guarantees Executive the right to continue in the employment of the Company or its affiliates.  Executive’s employment is considered employment at will, subject to Executive’s right to receive payments and benefits upon certain terminations of employment as provided below.

As of the date hereof, this Agreement is intended to, and shall, supersede and replace in its entirety any prior severance agreement and the severance obligations contained in any employment letter agreement between Executive and the Company (or a predecessor to the Company).

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2.                                      DEFINITIONS.  For purposes of this Agreement, the following terms shall have the meanings specified below:

2.1                               “Board” or “Board of Directors”.  The Board of Directors of Zep Inc., or its successor.

2.2                               “Cause”.  The involuntary termination of Executive by the Company for the following reasons shall constitute a termination for Cause:

a.                                      If termination shall have been the result of an act or acts by the Executive which have been found in an applicable court of law to constitute a felony (other than traffic-related offenses);

b.                                      If termination shall have been the result of an act or acts by the Executive which are determined in the good faith judgment of the Company to be in violation of law or of written policies of the Company and which result in material injury to the Company;

c.                                       If termination shall have been the result of an act or acts of dishonesty by the Executive resulting or intended to result directly or indirectly in gain or personal enrichment to the Executive at the expense of the Company; or

d.                                      Upon the continued failure by the Executive substantially to perform the duties reasonably assigned to Executive given Executive’s training and experience (other than any such failure resulting from incapacity due to mental or physical illness not constituting a Disability, as defined herein), after a demand in writing for substantial performance of such duties is delivered by the Company, which demand specifically identifies the manner in which the Company believes that the Executive has not substantially performed his duties, and such failure results in material injury to the Company.

If Executive’s employment is terminated for any reason, the supervising executive to whom Executive directly reports (the “Supervising Executive”) shall make an initial determination whether or not the termination was for Cause.  If the Supervising Executive determines that the termination was for Cause, then, within ten (10) days of such termination, the Company shall provide written notice to the Executive indicating that the termination was for Cause and noting that benefits will not be made available to the Executive pursuant to this Agreement.

2.3                               “Change in Control”.  For purposes of this Agreement, a “Change in Control” shall mean any of the following events:

a.             The acquisition (other than from the Company in an acquisition that is approved by the Incumbent Board, as defined herein) by any “Person” (as the term person is used for purposes of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty percent (20%) or more of the combined voting power of the Company’s then outstanding voting securities; or

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b.                                      The individuals who, as of November 1, 2007, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; or

c.                                       Consummation of a merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation, do not, as a result of such merger or consolidation, own, directly or indirectly, more than sixty percent (60%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation; or

d.                                      Consummation of a complete liquidation or dissolution of the Company or of the sale or other disposition of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to Section 2.3 solely because twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

2.4                               “Change in Control Agreement”.  An agreement between Executive and the Company providing for the payment of compensation and benefits to Executive in the event of Executive’s termination of employment under certain circumstances following a “change in control” of the Company (as defined in such agreement).

2.5                               “Company”.  Zep Inc., a Delaware corporation, or any successor to its business and/or assets.

2.6                               “Date of Termination”.  The date specified in the Notice of Termination (which may be immediate) as the date upon which the Executive experiences a Termination of Employment.

2.7                               “Disability”.  Disability means the Executive: (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company.  Medical determination of Disability may be made by either the

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Social Security Administration or by the provider of an accident or health plan covering employees of the Company provided that the definition of “disability” applied under such disability insurance program complies with the requirements of the preceding sentence.  Upon the request of the plan administrator, the Executive must submit proof to the Company of the Social Security Administration’s or the provider’s determination.

2.8                               “Good Reason”.  A “Good Reason” for termination by Executive of Executive’s employment with the Company shall mean the occurrence during the Term after the occurrence of a Change in Control, without Executive’s express consent, of any of the following acts by the Company, or failures by the Company to act, and such act or failure to act has not been corrected within thirty (30) days after written notice of such act, or failure to act, is given by Executive to the Company:

a.                                      A material diminution in the Executive’s base compensation which is defined, for purposes of this paragraph, as base salary;

b.                                      A material diminution in the Executive’s authority, duties, or responsibilities from those in effect immediately prior to the Change in Control;

c.                                       A material change in the geographic location at which the Executive must perform his services, which is defined, for purposes of this paragraph, as requiring the Executive to be based more than 50 miles from the primary workplace where Executive was based immediately prior to the Change in Control; or

d.                                      Any other action or inaction that constitutes a material breach by the Company of the agreement under which the Executive performs his services.

In no event shall a termination by the Executive be deemed to constitute a termination for Good Reason unless the Executive separates from service from the Company within two years of the initial existence of one of the events outlined in this Section 2.8.  In addition, a termination by the Executive will only constitute a termination for Good Reason if the Executive provides the Company with notice within ninety (90) days of the initial existence of one of the events outlined in this Section and the Company is provided thirty (30) days in which to remedy the event and not be required to pay the amount due under this Agreement if the event is so remedied.

2.9                               “Notice of Termination”.  A written notice from one party to the other party specifying the Date of Termination and setting forth in reasonable detail the facts and circumstances relating to the basis for termination of Executive’s employment.

2.10                        “Section 409A”.  Section 409A of the Code and the regulations and rulings thereunder.

2.11                        “Severance Period”.  A period equal to the lesser of (i) nine (9) months from the Executive’s Date of Termination or (ii) the number of months (rounded to the nearest month) from the Executive’s Date of Termination until the date he attains age 65.  In no event shall the Severance Period extend beyond December 31st of the second calendar year following the Date of Termination.

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2.12                        “Termination of Employment”.  With respect to the payment of all benefits under the Agreement, whether a “termination of employment” takes place is determined based upon the facts and circumstances surrounding the termination of the Executive’s employment and upon whether the Company and the Executive intended for the Executive to provide significant services for the Company following such termination.  A change in the Executive’s employment status will not be considered a termination of employment if:

a.                                      the Executive continues to provide services as an employee of the Company at an annual rate that is twenty percent (20%) or more of the services rendered, on average, during the immediately preceding three, full calendar years of employment (or, if employed less than three years, such lesser period) and the annual remuneration for such services is twenty percent (20%) or more of the average annual remuneration earned during the final three, full calendar years of employment (or, if less, such lesser period), or

b.                                      the Executive continues to provide services to the Company in a capacity other than as an employee at an annual rate that is fifty percent (50%) or more of the services rendered, on average, during the immediately preceding three, full calendar years of employment (or if employed less than three years, such lesser period), and the annual remuneration for such services is fifty percent (50%) or more of the average annual remuneration earned during the final, three full calendar years of employment (or if less, such lesser period).

For purposes of applying this definition, a reference to the Company shall also be deemed a reference to any affiliate thereof within the contemplation of Code Sections 414(b) and 414(c).

3.                                      SCOPE OF AGREEMENT

This Agreement provides for the payment of compensation and benefits to Executive in the event his employment (i) is involuntarily terminated by the Company without Cause, or (ii) is terminated by Executive for Good Reason.  If Executive is terminated by the Company for Cause, dies, incurs a Disability or voluntarily terminates employment (other than for Good Reason), this Agreement shall terminate, and Executive shall be entitled to no payments of compensation or benefits pursuant to the terms of this Agreement; provided that in such events, Executive will be entitled to whatever benefits are payable pursuant to the terms of any health, life insurance, disability, welfare, retirement, deferred compensation, or other plan or program maintained by the Company.

If, as a result of Executive’s termination of employment, Executive becomes entitled to compensation and benefits under this Agreement, under a Change in Control Agreement and/or under a policy or plan provided by the Company, Executive shall be entitled to choose to receive benefits under whichever agreement or plan provides Executive the greater aggregate compensation and benefits (and not under the other agreement) and there shall be no duplication of benefits.  The Executive will be fully bound by all of the terms and conditions of the agreement under which he chooses to receive benefits.  Except as provided in the preceding sentences, the severance pay and benefits provided for in Section 4 herein shall be in lieu of any other severance pay to which the Executive may be entitled under any Company severance plan, program or arrangement for a termination of employment covered by such circumstances.

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4.                                      BENEFITS UPON INVOLUNTARY TERMINATION WITHOUT CAUSE BY THE COMPANY OR FOR GOOD REASON

If Executive’s employment is involuntarily terminated by the Company during the term of this Agreement without Cause (and such termination does not arise as a result of Executive’s death or Disability), or if Executive terminates his employment with the Company for Good Reason, the Executive shall be entitled to the compensation and benefits described below, provided that Executive, as described in Section 4.5, executes a valid release of claims in such form as may be required by the Company.  In the event Executive is terminated without Cause or Executive terminates his employment for Good Reason, the Company may, in its discretion and to provide equitable treatment, grant benefits to Executive in addition to those provided below in circumstances where Executive suffers a diminution of projected benefits as a result of Executive’s termination prior to attainment of age 65, including without limitation, additional retirement benefits, provided that any such grant of additional benefits shall be consistent with the requirements of Code Section 409A, and no such grant shall be made which would violate Code Section 409A and the regulations and rulings thereunder.

With the exception of the applicable COBRA premiums provided under Section 4.2 and the outplacement services provided in Section 4.5 of this Agreement, those payments described in this Article 4 that exceed two times the lesser of:  (1) the amount of the Executive’s annualized compensation based upon the annual rate of pay the Executive received from the Company in the year preceding the year of the Executive’s termination, adjusted for any increase in compensation that the Executive would have expected to receive had the Executive not separated from service with the Company, and as defined under Treas. Reg. §1.409A-1(b)(9)((iii)(A)(1); or (2) the maximum amount that may be taken into account for a qualified plan under Code Section 401(a)(17) for the year in which the Date of Termination occurs shall be paid, on a ratable basis, not later than 2 1/2 months after the end of the year in which Date of Termination occurs.

4.1                               Severance Payment.  Executive shall continue to receive an amount equal to sixteen and two-tenths (16.2) months of his Base Salary (subject to withholding of all applicable taxes) for the entire Severance Period (as defined in Section 2.11 above), payable in the same manner as it was being paid on his Date of Termination.

4.2                               Health Care and Life Insurance.  The Company shall provide the following health care and life insurance benefits to the Executive:

a.                                      if the Executive shall elect to continue medical coverage under the Company’s group health plan pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company shall pay the difference between the applicable premium for COBRA continuation coverage and the active employee monthly premium cost until the earliest of: (a) the date on which the Executive is eligible to participate in another medical plan, (b) the first day of the month for which the Executive fails timely to remit the Executive’s potion of the premium, or (c) the end of the Severance Period.  Executive shall be responsible for the timely and proper election of COBRA continuation coverage for Executive and Executive’s eligible dependents.  Executive will be billed monthly for the continued medical coverage under COBRA and the Executive’s failure timely to pay Executive’s portion of the

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COBRA premium shall terminate the COBRA coverage and the Company’s obligations under this Section 4.2(a); and

b.                                      during the Severance Period or until such time as Executive obtains similar benefits as the result of obtaining other employment, the Company shall pay  the monthly premium for term life insurance in an amount equal to that in effect on the Executive’s Termination Date.

4.3                               Outplacement Services.  Executive will be provided with customary outplacement services by an outplacement firm selected by the Company for the Severance Period, provided that the Company’s total cost for such services shall not exceed an amount equal to ten percent (10%) of Executive’s Base Salary.

4.4                               Other Benefits.  Except as expressly provided herein, all other fringe benefits provided to Executive as an active employee of the Company shall cease on his Date of Termination, provided that any conversion or extension rights applicable to such benefits shall be made available to Executive at his Date of Termination or when such coverages otherwise cease at the end of the Severance Period.  Except as expressly provided herein, for all other plans sponsored by the Company, the Executive’s employment shall be treated as terminated on his Date of Termination, and Executive’s right to benefits shall be determined under the terms of such plans; provided, however, in no event will Executive be entitled to severance payments or benefits under any other severance plan, policy, program or agreement of the Company, except to the extent Executive is covered by a Change in Control Agreement.

4.5                               Release of Claims.  To be entitled to any of the compensation and benefits described above in this Section 4, Executive shall sign a release of claims substantially in the form attached hereto as Exhibit A.  No payments shall be made under this Section 4 until such release has been properly executed and delivered to the Company and until the expiration of the revocation period, if any, provided under the release.  If the release is not properly executed by the Executive and delivered to the Company within the reasonable time periods specified in the release, the Company’s obligations under this Section 4 will terminate.

4.6                               Nothing in this Agreement is intended to provide for the deferral of compensation within the meaning of Code Section 409A.  All payments hereunder are intended to satisfy the short-term deferral exemption under Treas. Reg. §1.409A-1(b)(4) and/or the separation pay exemption under Treas. Reg. §1.409A-1(b)(9), as may be amended.

5.                                      CONFIDENTIALITY, NON-SOLICITATION AND NON-COMPETITION

5.1                               Purpose and Reasonableness of Provisions.  Executive acknowledges that, prior to and during the Term of this Agreement, the Company has furnished and will furnish to Executive Confidential Information and Trade Secrets (as defined in Sections 5.11(a) and 5.11(b) respectively) which could be used by a competitor of the Company to the Company’s substantial detriment.  Moreover, the parties recognize that Executive, during the course of his employment with the Company, has and will develop important relationships with customers and others having valuable business relationships with the Company.  In view of the foregoing, Executive acknowledges and agrees that the restrictive covenants contained in this Section 5 and Exhibit B

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to the Agreement are reasonably necessary to protect the Company’s legitimate business interests and good will.

5.2                               Proprietary Rights.  All Confidential Information, Trade Secrets, and all physical and electronic embodiments thereof are confidential and are and will remain the sole and exclusive property of the Company.  The Executive must (1) immediately disclose to the Company all Confidential Information and Trade Secrets developed, conceived, received or disclosed, in whole or in part, by or to the Executive while Employed by the Company; (2) assign to the Company any right, title, or interest Executive may have in such Confidential Information and Trade Secrets, and (3) at the request and expense of the Company, do all things and sign all documents or instruments reasonably necessary in the opinion of the Company to eliminate any ambiguity as to the ownership by, and rights of, the Company in such Confidential Information and Trade Secrets, including, without limitation, providing full cooperation in litigation and other proceedings to establish or protect such right. The Executive agrees that any copyright in the expression of such Confidential Information or Trade Secrets shall be the property of the Company, and that any patent rights and any invention or novel devices or processes developed by the use of such Confidential Information or Trade Secrets shall be the exclusive property of the Company.

5.3                               Trade Secrets and Confidential Information.  During the term of employment and for so long as such information remains Confidential Information, Executive agrees that he shall protect any such Confidential Information and shall not, except in connection with the performance of his remaining duties for the Company, disclose or otherwise copy, reproduce, use, distribute or otherwise disseminate any such Confidential Information, or any physical embodiments thereof, to any person or entity.  Executive further agrees that he shall not, except in connection with the performance of his remaining duties for the Company, disclose or otherwise copy, reproduce, distribute or otherwise disseminate any Trade Secrets, or any physical embodiments thereof, to any person or entity.  Executive will, in no event, take any action causing, or fail to take any action necessary in order to prevent any Confidential Information or Trade Secrets disclosed to or developed by Executive to lose their character as such; provided, however, that Executive may make disclosures required by a valid order or subpoena issued by a court or administrative agency of competent jurisdiction, in which event Executive will promptly notify the Company of such order or subpoena to provide the Company an opportunity to protect its interests. Executive’s obligations under this Section 5.3 shall survive any expiration or termination of this Agreement, provided that Executive may, after such expiration or termination, disclose Confidential Information or Trade Secrets with the prior written consent of the Chief Executive Officer.

The Executive attests that, during his employment with the Company, he has not and will not offer, disclose or use on Executive’s own behalf or on behalf of the Company, any information Executive received prior to employment by the Company, which was supplied to Executive confidentially or which Executive should reasonably know to be confidential, to any person, organization or entity other than the Company without the written approval of such person, organization or entity.

Nothing contained herein shall be in derogation or a limitation of the rights of the Company to enforce its rights or the duties of Executive under then applicable Georgia law

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relating to Trade Secrets including, in particular, the Georgia Trade Secrets Act, O.C.G.A. Sections 10-1-760, et seq.

5.4                               Return of Confidential Information and Trade Secrets; Return of Property.  Upon request by the Company and, in any event, upon termination of the employment of the Executive with the Company for any reason, Executive will promptly deliver to the Company all property belonging to the Company, including but without limitation, all Confidential Information and Trade Secrets and all embodiments thereof, all Company files, customer lists, management reports, memoranda, research, Company forms, financial data and reports and other documents (including all such data and documents in electronic form) supplied to or created by him in connection with his employment hereunder (including all copies of the foregoing) in his possession or control, and all of the Company’s equipment and other materials in his possession or control. Executive agrees not to keep copies of Company property. As part of this obligation, Executive agrees to provide all computers Executive utilized to conduct Company business to the Company at the Company’s option for imaging and deletion of Company Confidential Information and Trade Secret Information immediately upon Executive’s separation from the Company for any reason.  Executive’s obligations under this Section 5.4 shall survive any expiration or termination of this Agreement.

5.5                               Inventions.  The Executive does hereby assign to the Company the entire right, title and interest in any Invention (as defined in Section 5.11(d) below) which is made, conceived, either solely or jointly with others, during employment with the Company.  The Executive agrees to promptly disclose to the Company all such Inventions.  The Executive will, if requested, promptly execute and deliver to the Company a specific assignment of title for an Invention and will, at the expense of the Company, take all reasonably required action by the Company to patent, copyright or otherwise protect the Invention.

5.6                               Non-Competition.  The Executive agrees that, while employed by the Company and for a period equal to the Severance Period thereafter, Executive shall comply with the non-competition restrictions attached hereto as Exhibit B.  In the event of any material change in corporate organization (including, without limitation, spin-offs, split-offs, or public offerings of subsidiaries’ stock) on the part of the Direct Competitors set forth in Exhibit B hereto, the parties agree to amend Exhibit B, as necessary, at the Company’s request, in order to reflect such change.  Upon execution, each such written modification to Exhibit B shall represent an enforceable amendment to this Agreement and shall augment and supplant the definitions of the terms Executive Services or Direct Competitor as set forth in Exhibit B hereto.

5.7                               Non-Solicitation of Customers/Suppliers.  The Executive agrees that, during the course of employment with the Company, and for a period equal to the Severance Period thereafter, the Executive will not directly or indirectly (i) divert or attempt to divert any person, concern or entity which is furnished products or services by the Company from doing business with the Company or otherwise change its relationship with the Company negatively; or (ii) induce or attempt to induce any customer, supplier or service provider to cease being a customer, supplier or service provider of the Company or to otherwise change its relationship with the Company negatively.

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5.8                               Non-Solicitation of Employees.  The Executive agrees that, during the course of employment with the Company, and for a period equal to the Severance Period thereafter, the Executive shall not, directly or indirectly, whether on behalf of the Executive or others, solicit, lure or attempt to solicit or lure away from employment by the Company any person employed by the Company.  The provision of this paragraph shall only apply to those persons employed by the Company at the time of solicitation or attempted solicitation.

5.9                               Injunctive Relief.  Executive acknowledges that if he breaches or threatens to breach any of the provisions of this Section 5 and/or Exhibit B to the Agreement, his actions may cause irreparable harm and damage to the Company which could not be compensated by damages alone.  Accordingly, if Executive breaches or threatens to breach any of the provisions of this Section 5 and/or Exhibit B to the Agreement, the Company shall be entitled to seek injunctive relief, in addition to any other rights or remedies the Company may have.  Executive hereby waives the requirement for a bond by the Company as a condition to seeking injunctive relief.  The existence of any claim or cause of action by Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of Executive’s agreements under this Section 5 and/or Exhibit B to the Agreement.

5.10                        Provisions Severable.  If any provision in this Section 5 and/or Exhibit B to the Agreement is determined to be in violation of any law, rule or regulation or otherwise unenforceable, and cannot be modified to be enforceable, such determination shall not affect the validity of any other provisions of this Agreement, but such other provisions shall remain in full force and effect.  Each and every provision, paragraph and subparagraph of this Section 5 and Exhibit B to the Agreement is severable from the other provisions, paragraphs and subparagraphs and constitutes a separate and distinct covenant.

5.11                        Definitions.  For purposes of this Section 5 and Exhibit B to the Agreement, the following definitions shall apply:

a.                                      “Confidential Information” means:

(i)                                     information relating to the Company’s Business (as defined in Exhibit B hereto) (A) which Executive develops, helps develop in conjunction with others, creates, or becomes aware as a consequence of or through Executive’s employment with the Company or any other arrangement or relationship with the Company; (B) which has value to the Company, actual or potential, from not being generally known by others who can obtain economic value from its disclosure or use (whether or not such material or information is marked “confidential”).  For purposes of this Agreement, subject to the foregoing, and according to terminology commonly used by the Company, the Company’s Confidential Information shall include, but not be limited to, information pertaining to:  (1) Business Opportunities (as defined below); (2) data and compilations of data relating to the Company’s Business; (3) compilations of information about, and communications and agreements with, customers and potential customers of the Company; (4) computer software, hardware, network and internet technology utilized, modified or enhanced by the Company or by Executive in furtherance of Executive’s duties with the Company; (5) compilations of data concerning Company products, services, customers, and end users including but not limited to compilations concerning projected sales, new project timelines, inventory reports, sales, and cost and expense reports; (6) compilations of

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information about the Company’s employees and independent contracting consultants; (7) the Company’s financial information, including, without limitation, amounts charged to customers and amounts charged to the Company by its vendors, suppliers, and service providers; (8) proposals submitted to the Company’s customers, potential customers, wholesalers, distributors, vendors, suppliers and service providers; (9) the Company’s marketing strategies and compilations of marketing data; (10) compilations of data or information concerning, and communications and agreements with, vendors, suppliers and licensors to the Company and other sources of technology, products, services or components used in the Company’s Business; (11) any information concerning services requested and services performed on behalf of customers of the Company, including planned products or services; and (12) the Company’s research and development records and data.  Confidential Information also includes any summary, extract or analysis of such information together with information that has been received or disclosed to the Company by any third party as to which the Company has an obligation to treat as confidential.

(ii)                                  Confidential Information shall not include:

(A)                               Information generally available to the public other than as a result of improper disclosure by Executive;

(B)                               Information that becomes available to Executive from a source other than the Company (provided Executive has no knowledge that such information was obtained from a source in breach of a duty to the Company);

(C)                               Information disclosed pursuant to law, regulations or pursuant to a subpoena, court order or legal process; and/or

(D)                               Information obtained in filings with the Securities and Exchange Commission.

b.                                      “Trade Secrets” includes Confidential Information constituting a trade secret under Georgia Law.

c.                                       “Business Opportunities” means all ideas, concepts or information received or developed (in whatever form) by Executive concerning any business, transaction or potential transaction within the Company’s Business that constitutes or may constitute an opportunity for the Company to earn a fee or income, which are opportunities in which the Company has gained a legal or equitable interest or expectancy growing out of a preexisting right or relationship with a current or prospective customer, specifically including those relationships that were initiated, nourished or developed at the Company’s expense.  All ideas, concepts and information concerning any Business Opportunity shall constitute Confidential Information (as defined in paragraph (a) above).

d.                                      “Inventions” means contributions, discoveries, improvements and ideas and works of authorship, whether or not patentable or copyrightable, (i) which relate directly to the Company’s Business, or (ii) which result from any work performed by Executive

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or by Executive’s fellow employees for the Company, or (iii) for which equipment, supplies, facilities, Confidential Information or Trade Secrets of the Company are used, or (iv) which is developed on the Company’s time.

e.                                       “Customers” means customers of the Company with whom Executive had material contact on behalf of the Company during the two-year period preceding the termination of Executive’s employment with the Company.

f.                                        “Company’s Business” shall have the meaning provided on Exhibit B.

g.                                       “Direct Competitor” shall have the meaning provided on Exhibit B.

h.                                      “Executive Services” shall mean the services performed by the Executive as provided on Exhibit B.

i.                                          “Territory” shall mean the areas identified in Section 2 of Exhibit B hereto.  Executive acknowledges that Executive has reviewed Exhibit B, which is incorporated herein by reference, and Executive acknowledges that Executive will perform Executive Services on behalf of the Company throughout the Territory.

6.                                      MISCELLANEOUS

6.1                               No Obligation to Mitigate.  Executive shall not be required to mitigate the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by Executive as a result of employment by another employer after the Date of Termination or otherwise, except as provided in Section 4.2 with respect to benefits coverages.

6.2                               Contract Non-Assignable.  The parties acknowledge that this Agreement has been entered into due to, among other things, the special skills and knowledge of Executive, and agree that this Agreement may not be assigned or transferred by Executive.

6.3                               Successors; Binding Agreement.

a.                                      In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, or who acquires the stock of the Company, to expressly assume and agree to perform this Agreement, in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

b.                                      This Agreement shall inure to the benefit of and be enforceable by Executive’s personal or legal representative, executors, administrators, successors, heirs, distributees, devisees and legatees.

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6.4                               Notices.  All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered or seven days after mailing if mailed first class, certified mail, postage prepaid, addressed as follows:

If to the Company:	Zep Inc.
Attention: General Counsel
1310 Seaboard Industrial Blvd.
Atlanta, GA 30318

If to the Executive:	To his last known address on file with the Company

Any party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

6.5                               Provisions Severable.  If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

6.6                               Waiver.  Failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

6.7                               Amendments and Modifications.  This Agreement may be amended or modified only by a writing signed by both parties hereto, which makes specific reference to this Agreement.

6.8                               Governing Law.  The validity and effect of this Agreement shall be governed by and be construed and enforced in accordance with the laws of the State of Georgia.

6.9                               Disputes; Legal Fees; Indemnification.

a.                                        Disputes.  All claims by Executive for compensation and benefits under this Agreement shall be in writing and shall be directed to and be determined by the Chief Executive Officer of the Company, or his designee, provided that such designee shall not be the Supervising Executive (the Chief Executive Officer or such designee is hereinafter referred to as the “Administrator”).  Any denial by the Administrator of a claim for benefits under this Agreement shall be provided in writing to Executive within thirty (30) days of such decision and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon.  The Administrator shall afford a reasonable opportunity to Executive for a review of its decision denying a claim and shall further allow Executive to request in writing that the Administrator reconsider the denial of the claim within sixty (60) days after notification by the

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Administrator that Executive’s claim has been denied.  To the extent permitted by applicable law, any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Fulton County, Georgia, in accordance with the rules of the American Arbitration Association then in effect for commercial arbitrations.  Judgment may be entered on the arbitrator’s award in any court having jurisdiction.

b.                                        Legal Fees.  If the Company involuntarily terminates Executive without Cause or Executive terminates his employment for Good Reason, then, in the event Executive incurs legal fees and other expenses in seeking to obtain or to enforce any rights or benefits provided by this Agreement and is successful to a significant extent in obtaining or enforcing any such rights or benefits through settlement, mediation, arbitration or otherwise, the Company shall promptly pay Executive’s reasonable legal fees and expenses and related costs incurred in enforcing this Agreement including, without limitation, attorneys fees and expenses, experts fees and expenses, and investigative fees.  Except to the extent provided in the preceding sentence, each party shall pay its own legal fees and other expenses associated with any dispute under this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Zep Inc.

By:	/s/ John K. Morgan
John K. Morgan
Chairman, President and
Chief Executive Officer

Executive:

/s/ Steven Nichols
Steven Nichols

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EXHIBIT A

To Zep Inc.

SEVERANCE AGREEMENT

GENERAL RELEASE

a)             Released Claims:  The undersigned Executive of Zep Inc. (the “Company”), having entered into that certain Zep Inc. Severance Agreement dated September 13, 2010 (the “Agreement”), which Agreement is expressly incorporated herein by reference, hereby enters into the following General Release effective as of the date listed below.  This General Release must be executed and returned to Zep Inc., without modification, within thirty (30) days of the date of the termination of Executive’s employment in order for Executive to receive any of the compensation and benefits set forth in Section 4 of the Agreement.

Executive hereby irrevocably and unconditionally fully and finally releases, acquits and forever discharges all the claims described herein that he may now have against the Released Parties listed in Section (b), below, except that he is not releasing any claim that relates to:  (1) his right to enforce this General Release; (2) any rights or claims that arise after the execution of this General Release; or (3) any rights or claims that he cannot lawfully release.  Subject only to the exceptions just noted, Executive is releasing any and all claims, demands, actions, causes of action, liabilities, debts, losses, costs, expenses, or proceedings of every kind and nature, whether direct, contingent, or otherwise, known or unknown, past, present, or future, suspected or unsuspected, accrued or unaccrued, whether in law, equity, or otherwise, and whether in contract, warranty, tort, strict liability, or otherwise, which he now has, may have had at any time in the past, or may have at any time in the future arising or resulting from, or in any matter incidental to, any and every matter, thing, or event occurring or failing to occur at any time in the past up to and including the date of this General Release.  Executive understands that the claims he is releasing might arise under many different laws (including statutes, regulations, other administrative guidance, and common law doctrines), such as, but not limited to, the following:

Anti-discrimination and retaliation statutes, such as Title VII of the Civil Rights Act of 1964, which prohibits discrimination and harassment based on race, color, national origin, religion, and sex and prohibits retaliation; the Age Discrimination in Employment Act (“ADEA”), which prohibits age discrimination in employment; the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; the Americans With Disabilities Act and Sections 503 and 504 of the Rehabilitation Act of 1973, which prohibit discrimination based on disability; Sections 1981 and 1983 of the Civil Rights Act of 1866, which prohibit discrimination and harassment on the basis of race, color, national origin, religion or sex; the Sarbanes-Oxley Act of 2002, which prohibits retaliation against employees who participate in any investigation or proceeding related to an alleged violation of mail, wire, bank, or securities laws; Georgia anti-discrimination statutes, which prohibit retaliation and discrimination on the basis of age, disability, gender, race, color, religion, and national origin; and any other federal, state, or local laws prohibiting employment discrimination or retaliation.

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Federal employment statutes, such as the WARN Act, which requires that advance notice be given of certain work force reductions; the Executive Retirement Income Security Act of 1974, which, among other things, protects employee benefits; the Family and Medical Leave Act of 1993, which requires employers to provide leaves of absence under certain circumstances; and any other federal laws relating to employment, such as veterans’ reemployment rights laws.

Other laws, such as any federal, state, or local laws providing workers’ compensation benefits (except as otherwise prohibited by law), restricting an employer’s right to terminate employees, or otherwise regulating employment; any federal, state, or local law enforcing express or implied employment contracts or requiring an employer to deal with employees fairly or in good faith; any state and federal whistleblower laws, any other federal, state, or local laws providing recourse for alleged wrongful discharge, improper garnishment, assignment, or deduction from wages, health and/or safety violations, improper drug and/or alcohol testing, tort, physical or personal injury, emotional distress, fraud, negligence, negligent misrepresentation, abusive litigation, and similar or related claims, willful or negligent infliction of emotional harm, libel, slander, defamation and/or any other common law or statutory causes of action.

Examples of released claims, include, but are not limited to the following (except to the extent explicitly preserved by Section (a), above, of this General Release): (i) claims that in any way relate to allegations of alleged discrimination, retaliation or harassment; (ii) claims that in any way relate to Executive’s employment with the Company and/or its conclusion, such as claims for breach of contract, compensation, overtime wages, promotions, upgrades, bonuses, commissions, lost wages, or unused accrued vacation or sick pay; (iii) claims that in any way relate to any state law contract or tort causes of action; and (iv) any claims to attorneys’ fees, costs and/or expenses or other indemnities with respect to claims Executive is releasing.

b)             Released Parties:  The Released party/parties is/are Zep Inc., all current, future and former parents, subsidiaries, related companies, partnerships, or joint ventures related thereto, and, with respect to each of them, their predecessors and successors; and, with respect to each such entity, all of its past, present, and future employees, officers, directors, stockholders, owners, representatives, assigns, attorneys, agents, and any other persons acting by, through, under or in concert with any of the persons or entities listed in this subsection, and their successors (hereinafter the “Released Parties”).

c)              Unknown Claims:  Executive understands that he is releasing the Released Parties from claims that he may not know about as of the date of the execution of this General Release, and that is his knowing and voluntary intent even though Executive recognizes that someday he might learn that some or all of the facts he currently believes to be true are untrue and even though he might then regret having signed this General Release.  Nevertheless, Executive is expressly assuming that risk and agrees that this General Release shall remain effective in all respects in any such case.  Executive expressly waives all rights he might

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have under any law that is intended to protect him from waiving unknown claims.  Executive understands the significance of doing so.  If Executive resides in California, Executive hereby expressly waives the provisions of California Civil Code Section 1542, which provides as follows:  “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”  Moreover, this Release does not extend to those rights which, as a matter of law, cannot be waived, including but not limited to, unwaivable rights that Executive may have under the California Labor Code.

d)             Ownership of Claims: Executive represents and warrants that he has not sold, assigned or transferred any claim he is purporting to release, nor has he attempted to do so.  Executive expressly represents and warrants that he has the full legal authority to enter into this General Release for himself and his estate, and does not require the approval of anyone else.

e)              Pursuit of Released Claims:  Executive represents that he has not filed or caused to be filed any lawsuit, complaint, or charge with respect to any claim this General Release purports to waive, and he promises never to file or prosecute any lawsuit, complaint, or charge based on such claims.  This provision shall not apply to any non-waivable charges or claims brought before any governmental agency.  With respect to any such non-waivable claims, however, Executive agrees to waive his right (if any) to any monetary or other recovery, including but not limited to reinstatement, should any governmental agency or other third party pursue any claims on his behalf, either individually or as part of any class or collective action.

f)               FMLA and FLSA Rights Honored:  Executive acknowledges that he has received all of the leave from work for family and/or personal medical reasons and/or other benefits to which he believes he is entitled under Employer’s policy and the Family and Medical Leave Act of 1993 (“FMLA”), as amended.  Executive has no pending request for FMLA leave with Employer; nor has Employer mistreated Executive in any way on account of any illness or injury to Executive or any member of Executive’s family.  Executive further acknowledges that he has received all of the monetary compensation, including hourly wages, salary and/or overtime compensation, to which he believes he is entitled under the Fair Labor Standards Act (“FLSA”), as amended.

g)              ADEA Release Requirements Have Been Satisfied:  Executive understands that this General Release has to meet certain requirements to validly release any ADEA claims Executive might have had, and Executive represents and warrants that all such requirements have been satisfied.  Executive acknowledges that, before signing this General Release, he was given at least twenty-one (21) days to consider this General Release.  Executive further acknowledges that:  (1) he took advantage of as much of this period to consider this General Release as he wished before signing it; (2) he carefully read this General Release; (3) he fully understands it; (4) he entered into this General Release knowingly and voluntarily (i.e., free from fraud, duress, coercion, or mistake of fact); (5) this General Release is in writing and is understandable; (6) in this General Release, Executive waives current ADEA claims; (7) Executive has not waived future ADEA claims; (8) Executive is receiving valuable consideration in exchange for execution of this General Release that he would not otherwise be entitled to receive such consideration; and (9) Employer encourages Executive in writing

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to discuss this General Release with his attorney (at his own expense) before signing it, and that he has done so to the extent he deemed appropriate.

h)             Revocation:  For a period of at least seven (7) days following the execution of this General Release, Executive may revoke this General Release.  If Executive wishes to revoke this General Release in its entirety, he must make a revocation in writing which must be delivered by hand or confirmed facsimile before 5:00 p.m. of the seventh day of the revocation period to the General Counsel of Zep Inc. at 1310 Seaboard Industrial Boulevard, Atlanta, Georgia 30318, otherwise the revocation will not be effective.  If Executive timely revokes this General Release, Employer shall retain payments and benefits otherwise payable to Executive under the Agreement.

i)                 Access to Independent Legal Counsel; Knowing and Voluntary Execution:  EXECUTIVE ACKNOWLEDGES THAT HE HAS BEEN ADVISED TO SEEK INDEPENDENT LEGAL COUNSEL OF HIS OWN CHOOSING IN CONNECTION WITH ENTERING INTO THIS GENERAL RELEASE.  EXECUTIVE FURTHER ACKNOWLEDGES THAT, IF DESIRED, HIS LEGAL COUNSEL HAS REVIEWED THIS GENERAL RELEASE, THAT EXECUTIVE FULLY UNDERSTANDS THE TERMS AND CONDITIONS OF THIS GENERAL RELEASE AND THAT EXECUTIVE AGREES TO BE FULLY BOUND BY AND SUBJECT THERETO.  EXECUTIVE HAS CAREFULLY READ THIS GENERAL RELEASE AND KNOWS AND UNDERSTANDS THE CONTENTS THEREOF, AND THAT HE EXECUTES THE SAME AS HIS OWN FREE ACT AND DEED.

IN WITNESS WHEREOF, Executive has executed this General Release on the date set forth below.

Signature of Executive

Date:

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EXHIBIT B

To Zep Inc.

SEVERANCE AGREEMENT

AGREED NON-COMPETITION RESTRICTIONS NEGOTIATED AND CONSENTED TO IN CONSIDERATION FOR SEVERANCE AGREEMENT

1.                                      DEFINITIONS

Capitalized terms contained herein shall have the same meaning as those defined terms set forth in the Severance Agreement.  In addition, the following terms used in this Exhibit “B” shall have the following meanings:

(A)                               “Direct Competitor” includes but is not limited to the following entities: (1) Ecolab Inc., including without limitation its Nalco Company; (2) Diversey Inc., a part of Sealed Air Corporation; (3) NCH Corporation; (4) State Chemical Manufacturing Company, a division of State Industrial Products Corporation; (5) Rochester Midland Corporation; (6) Swisher Hygiene, Inc.; (7) CRC Industries, Inc.; (8) S. C. Johnson & Son, Inc.; (9) Newell Rubbermaid Inc.; (10) WD-40 Company; (11) Georgia-Pacific Corporation; (12) Gojo Industries, Inc.; (13) Arch Chemicals, Inc., a part of Lonza Group Ltd.; (14) RPM International, Inc.; (15) PLZ Aeroscience Corporation and all subsidiaries; (16) Church & Dwight Co., Inc.; (17) Proctor and Gamble; (18) Reckitt Benckiser plc; (19) Sunshine Makers, Inc.; (20) The Clorox Company; (21) Bayer, A.G.; (22) Spectrum Brands, Inc.; (23) The Scott’s Company; (24) Excelda Manufacturing; (25) Ashland Inc.; (26) Technical Chemical Company; and (27) Kimball Midwest, (28) Chemtura Corporation; (29) ChemStation International, Inc.; and (30) Safety-Kleen Systems Inc.;  as well as any of their respective affiliates, subsidiaries and/or parent companies that are either located or transact business within the Territory and are engaged in the Company Business (as that term is defined in subsection D herein), but only to the extent each, and only with respect to business operation(s) of each that, engage(s) in the manufacturing and/or sale of one or more of the classes of products that constitute the Company Business.

(B)                               “Executive Services” means those principal duties and responsibilities that Executive performs on behalf of the Company during his employment.

(C)                               “Restricted Period” means the “Severance Period” in the Severance Agreement, namely, a period equal to the lesser of (i) nine (9) months from the Executive’s Date of Termination or (ii) the number of months (rounded to the nearest month) from the Executive’s Date of Termination until the date he attains age 65.

(D)                               “Company Business” means the manufacture and/or sales of cleaning and maintenance solutions for commercial, industrial, institutional, and consumer customers, including, without limitation, the manufacture and/or sale of the following types of products:  anti-bacterial and industrial hand-care products; cleaners; degreasers; deodorizers; disinfectants,

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floor finishes; sanitizers; pest- and weed-control products; air-care products and delivery systems; and automotive maintenance chemicals.

2.                            ACKNOWLEDGEMENTS

Executive acknowledges that during the period of his employment with the Company, he has rendered and will render executive, strategic and managerial services, including the Executive Services, to and for the Company throughout the United States, which are special, unusual, extraordinary, and of peculiar value to the Company.  Executive further acknowledges that the services he performs on behalf of the Company, including the Executive Services, are at a senior managerial level and are not limited in their territorial scope to any particular city, state, or region, but instead have nationwide impact throughout the United States (the “Territory”).  Executive further acknowledges and agrees that:  (a) the Company’s business is, at the very least, national in scope; (b) these restrictions are reasonable and necessary to protect the Confidential Information, business relationships, and goodwill of the Company; and (c) should Executive engage in or threaten to engage in activities in violation of these restrictions, it would cause the Company irreparable harm which would not be adequately and fully redressed by the payment of damages to the Company.  In addition to other remedies available to the Company, the Company shall accordingly be entitled to injunctive relief in any court of competent jurisdiction for any actual or threatened breach by Executive of the provisions of this Severance Agreement.  Executive further acknowledges that he will not be entitled to any compensation or benefits from the Company or any of its affiliates in the event of a final, non-appealable judgment that he materially breached his duties or obligations under this Severance Agreement.

3.                                      NON-COMPETITION

Executive agrees that, while employed by the Company and for a period equal to the Restricted Period thereafter, but only for such period as Base Salary is paid to Executive under Section 4.1 of the Severance Agreement, he will not, directly (i.e., as an officer or employee) or indirectly (i.e., as an independent contractor, consultant, advisor, board member, agent, shareholder, investor, joint venturer, or partner), provide or perform any of the Executive Services on behalf of any Direct Competitor anywhere within the Territory.  Nothing in this provision shall divest Executive from the right to acquire as a passive investor (with no involvement in the operations or management of the business) up to 1% of any class of securities which is:  (i) issued by any Direct Competitor, and (ii) publicly traded on a national securities exchange or over-the-counter market.

4.                                      SEPARABILITY

Executive acknowledges that the foregoing covenant in Section 3 of this Exhibit “B” is a separate and distinct obligation of Executive and is deemed to be separable from the remaining covenants and provisions of the Severance Agreement.  If any of the provisions of the foregoing covenant should ever be deemed to exceed the time, geographic, product, or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, product, or other limitations permitted by applicable law.  If any particular provision of the foregoing covenant is held to be invalid, the

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remainder of the covenant and the remaining provisions of the Severance Agreement shall not be affected thereby and shall remain in full force and effect.

5.                                      ENTIRE AGREEMENT

The foregoing covenant, together with the provisions set forth in Section 5.6 of the Severance Agreement, constitutes the entire agreement between the parties hereto with respect to that subject matter, and supersedes any and all prior communications, agreements and understandings, written or oral, with respect to the same.  Notwithstanding the previous sentence, this Agreement is intended to complement and will not supersede the restrictive covenants in any other enforceable agreements between Employee and Company, if any.  No provision of this Exhibit B may be modified, waived or discharged unless such waiver, modification or discharge is approved and agreed to in writing by both parties hereto.  Failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Exhibit B shall not be deemed a waiver or relinquishment of any right granted in this Exhibit B or the future performance of any such term or condition or of any other term or condition of this Exhibit B, unless such waiver is contained in a writing signed by the party making the waiver.  No agreements or representations, oral or otherwise, express or implied, with respect to Executive’s non-competition obligations have been made by either party which are not set forth expressly in this Exhibit B and/or in the Severance Agreement.

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